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                                                                   EXHIBIT 10.25

April 27, 2004

VIA HAND-DELIVERY

Jeff Bairstow
[Address]
[Address]

Dear Jeff:

This letter sets forth the substance of the separation agreement (the "Agreement") that Vitria Technology, Inc. (the "Company") is offering to you to aid in your employment transition.

      1. SEPARATION DATE AND TRANSITION PERIOD. Your last day of employment with the Company will be June 30, 2004, (the "Separation Date"). During the period beginning on the date this Agreement becomes effective until the Separation Date (the "Transition Period"), you will continue to serve as the Chief Financial Officer of the Company. You will continue to devote your full work efforts to the Company and will exercise your best professional efforts to perform your current duties and to transition your duties to a new Chief Financial Officer. During the Transition Period, you will receive your current salary and benefits, your unvested stock options will continue to vest, and all other terms and conditions of your employment will apply (including your obligation to abide by Vitria's policies and procedures).

      2. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments by law.

      3. SEVERANCE PAYMENTS. Although the Company has no obligation to do so, if you sign this Agreement and allow it to become effective, and if on the Separation Date you sign the Separation Date Release attached hereto as Exhibit A and allow it to become effective, then within ten (10) business days after the Separation Date, the Company will pay you, as severance, the equivalent of twelve (12) months of your current base salary payable in equal monthly installments over a twelve (12) month period, subject to standard payroll deductions and withholdings.

      4. HEALTH INSURANCE. To the extent provided by federal COBRA law and the Company's current group health insurance policies, you are eligible to continue your current health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance. If you timely elect coverage under

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                                                                  April 27, 2004

COBRA and comply with all of your obligations under this Agreement, then the Company will pay the premiums necessary to continue your current health insurance benefits for twelve (12) months following the Separation Date.

      5.    STOCK OPTIONS. Your stock options will be treated as follows.

            a. 93,750 OPTIONS GRANTED ON MARCH 3, 2003. You were granted 93,750 stock options on March 3, 2003. Vesting of your stock options from this grant will cease as of the Separation Date, at which time you will have vested in 23,437 options from this grant. As further consideration for this Agreement, the Company will accelerate the vesting of the remaining 70,313 unvested options from this grant such that the total amount of 93,750 options shall be deemed vested as of the Separation Date. Except as modified herein, your right to exercise any vested shares, and all other rights and obligations with respect to these options, will be as set forth in your stock option agreement(s), grant notice(s) and applicable plan documents.

            b. 50,000 OPTIONS GRANTED ON AUGUST 26, 2003. You were granted 50,000 stock options on August 26, 2003. Vesting of your stock options from this grant will cease as of the Effective Date of this Agreement (as defined in Paragraph 14 herein). You further agree as part of this Agreement to waive any and all rights you may have to exercise any vested options from this grant, and agree not to attempt to exercise any of these options from the date you sign this Agreement until the Effective Date. Except as modified in this Paragraph 5(b), all other rights and obligations with respect to these options will be as set forth in your stock option agreement(s), grant notice(s) and applicable plan documents.

            c. 156,250 OPTIONS GRANTED ON AUGUST 26, 2003. You were granted 156,250 stock options on August 26, 2003. Vesting of your stock options from this grant will cease as of the Effective Date of this Agreement (as defined in Paragraph 14 herein). You further agree as part of this Agreement to waive any and all rights you may have to exercise any vested options from this grant, and agree not to attempt to exercise any of these options from the date you sign this Agreement until the Effective Date. Except as modified in this Paragraph 5(c), all other rights and obligations with respect to these options will be as set forth in your stock option agreement(s), grant notice(s) and applicable plan documents.

      6. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date, with the sole exception of any benefit the right to which has vested under the express terms of a Company benefit plan document.

      7. EXPENSE REIMBURSEMENTS. You agree that, within thirty (30) days of the Separation Date, you will submit a documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

      8. RETURN OF COMPANY PROPERTY. By the Separation Date, you must return to the Company all Company documents (and all copies thereof) and other Company property in your

                                       2.
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                                                                  April 27, 2004

possession or control, including, but not limited to: Company files, notes, memoranda, correspondence, agreements, draft documents, notebooks, logs, drawings, records, plans, proposals, reports, forecasts, financial information, sales and marketing information, research and development information, personnel information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). You agree to make a diligent search for any Company documents and property (as described above) in your possession or control prior to the Effective Date.

      9. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

      10. CONFIDENTIALITY. The provisions of this Agreement will be held in strictest confidence by you and the Company and will not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

      11. NONDISPARAGEMENT. Both you and the Company (through its directors and officers) agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company may respond accurately and fully to any question, inquiry or request for information when required by legal process. You also agree that you will not voluntarily assist any person in bringing or pursuing legal action against the Company, its agents, successors, representatives, employees and related and/or affiliated companies based on events occurring prior to the Separation Date.

      12. RELEASE. In exchange for the severance benefits set forth in Sections 3 and 4, and other benefits you are receiving under the terms of this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, insurers, affiliates and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date you sign this Agreement. This general release includes, but is not limited to:
(1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (5) all

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federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), the California Fair Employment and Housing Act, and the California Labor Code.

      13. WAIVER OF UNKNOWN CLAIMS. In giving this release, which includes claims that may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows:
"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." You expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of claims herein.

      14. ADEA WAIVER. You hereby acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA, and that the consideration given for the foregoing waiver is in addition to anything of value to which you were already entitled. You have been advised by this writing, as required by the ADEA that: (a) your waiver and release do not apply to any claims that may arise after your signing of this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by you and by the Company ("Effective Date").

      15. MISCELLANEOUS. This Agreement, together with Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. The failure to enforce any breach of this Agreement shall not be deemed to be a waiver of any other or subsequent breach. For purposes of construing this Agreement, any ambiguities shall not be construed against either party as the drafter. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign below and return the original to me.

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                                                                  April 27, 2004

I wish you the best in your future endeavors.

Sincerely,

VITRIA TECHNOLOGY, INC.

By: /s/ Dale Skeen
    ---------------------------------
        Dale Skeen
        Chief Executive Officer

AGREED:

/s/ Jeff Bairstow
---------------------------------
Jeff Bairstow

Exhibit A:        Separation Date Release

Exhibit B:        Proprietary Information and Inventions Agreement

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                                                                  April 27, 2004

                                    EXHIBIT A

                             SEPARATION DATE RELEASE

I understand that, pursuant to the separation letter agreement between me and Vitria Technology, Inc. (the "Company"), which I signed on June 30, 2004 (the "Agreement"), I am required to sign this Separation Date Release ("Release") as a condition for receiving the severance benefits set forth in paragraphs 3, 4, and 5(a) of the Agreement. I further understand that, regardless of whether I sign this Release, the Company will pay me all accrued salary and vacation earned through my Separation Date, to which I am entitled by law.

I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent or subsidiary entities, insurers, affiliates and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions prior to or on the date I sign this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination or breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), or the California Fair Employment and Housing Act (as amended).

I hereby acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given for the foregoing waiver is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release; (c) I have twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by me and by the Company.

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims that may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code

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                                                                  April 27, 2004

which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

HAVING READ AND UNDERSTOOD THE FOREGOING, I HEREBY AGREE TO THE TERMS AND CONDITIONS STATED ABOVE.

/s/ Jeff Bairstow                                    June 30, 2004
------------------------                             Date
Jeff Bairstow

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                                                                  April 27, 2004

                                    EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

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